UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2017

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On May 31, 2017, Community West Bancshares (the “Company”) filed with the California Secretary of State a Second Amended and Restated Articles of Incorporation which effectuated an amendment approved at the Company’s 2017 Annual Meeting of Shareholders held on May 25, 2017, to increase the authorized number of shares of common stock from twenty million (20,000,000) to sixty million (60,000,000). A copy of the Second Amended and Restated Articles of Incorporation, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The summary of the amendment to the Company’s Articles of Incorporation is qualified in its entirety by reference to the full text of the Second Amended and Restated Articles of Incorporation as hereby amended and restated.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit

No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Community West Bancshares.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2017

COMMUNITY WEST BANCSHARES

By:	/s/Martin E. Plourd
Martin E. Plourd
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Community West Bancshares.